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                            MEMBERWORKS INCORPORATED

                                    as Issuer

                     AND EACH OF THE GUARANTORS PARTY HERETO

                          9 1/4% SENIOR NOTES DUE 2014

                             ______________________

                                    INDENTURE

                           Dated as of April 13, 2004

                             ______________________

                       LaSalle Bank National Association,

                                   as Trustee

                             ______________________




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

                                TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE .........................1
  SECTION 1.01    DEFINITIONS .................................................1
  SECTION 1.02    OTHER DEFINITIONS...........................................23
  SECTION 1.03    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT...........23
  SECTION 1.04    RULES OF CONSTRUCTION.......................................24

ARTICLE 2. THE NOTES..........................................................24
  SECTION 2.01    FORM AND DATING.............................................24
  SECTION 2.02    EXECUTION AND AUTHENTICATION................................26
  SECTION 2.03    REGISTRAR AND PAYING AGENT..................................27
  SECTION 2.04    PAYING AGENT TO HOLD MONEY IN TRUST.........................27
  SECTION 2.05    HOLDER LISTS................................................27
  SECTION 2.06    TRANSFER AND EXCHANGE.......................................28
  SECTION 2.07    REPLACEMENT NOTES ..........................................34
  SECTION 2.08    OUTSTANDING NOTES...........................................35
  SECTION 2.09    TREASURY NOTES..............................................35
  SECTION 2.10    TEMPORARY NOTES ............................................35
  SECTION 2.11    CANCELLATION................................................35
  SECTION 2.12    DEFAULTED INTEREST..........................................36
  SECTION 2.13    CUSIP NUMBERS ..............................................36
  SECTION 2.14    ISSUANCE OF ADDITIONAL NOTES................................36

ARTICLE 3. REDEMPTION AND PREPAYMENT .........................................37
  SECTION 3.01    NOTICES TO TRUSTEE..........................................37
  SECTION 3.02    SELECTION OF NOTES TO BE REDEEMED OR PURCHASED..............37
  SECTION 3.03    NOTICE OF REDEMPTION........................................37
  SECTION 3.04    EFFECT OF NOTICE OF REDEMPTION..............................38
  SECTION 3.05    DEPOSIT OF REDEMPTION OR PURCHASE PRICE.....................38
  SECTION 3.06    NOTES REDEEMED OR PURCHASED IN PART.........................39
  SECTION 3.07    OPTIONAL REDEMPTION.........................................39
  SECTION 3.08    MANDATORY REDEMPTION........................................40
  SECTION 3.09    OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.........40

ARTICLE 4. COVENANTS..........................................................42
  SECTION 4.01    PAYMENT OF NOTES ...........................................42
  SECTION 4.02    MAINTENANCE OF OFFICE OR AGENCY.............................42
  SECTION 4.03    REPORTS.....................................................43
  SECTION 4.04    COMPLIANCE CERTIFICATE......................................44
  SECTION 4.05    TAXES.......................................................44
  SECTION 4.06    STAY, EXTENSION AND USURY LAWS..............................45
  SECTION 4.07    RESTRICTED PAYMENTS.........................................45
  SECTION 4.08    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
                    SUBSIDIARIES..............................................48
  SECTION 4.09    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK..50
  SECTION 4.10    ASSET SALES ................................................53
  SECTION 4.11    TRANSACTIONS WITH AFFILIATES ...............................54
  SECTION 4.12    LIENS ......................................................56


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  SECTION 4.13    BUSINESS ACTIVITIES ........................................56
  SECTION 4.14    CORPORATE EXISTENCE.........................................56
  SECTION 4.15    OFFER TO REPURCHASE UPON CHANGE OF CONTROL .................56
  SECTION 4.16    PAYMENTS FOR CONSENT .......................................58
  SECTION 4.17    ADDITIONAL SUBSIDIARY GUARANTEES ...........................58
  SECTION 4.18    DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES ....58
  SECTION 4.19    CHANGES IN COVENANTS WHEN NOTES RATED INVESTMENT GRADE .....59

ARTICLE 5. SUCCESSORS.........................................................60
  SECTION 5.01    MERGER, CONSOLIDATION OR SALE OF ASSETS ....................60
  SECTION 5.02    SUCCESSOR CORPORATION SUBSTITUTED ..........................61

ARTICLE 6. DEFAULTS AND REMEDIES .............................................61
  SECTION 6.01    EVENTS OF DEFAULT ..........................................61
  SECTION 6.02    ACCELERATION ...............................................63
  SECTION 6.03    OTHER REMEDIES .............................................63
  SECTION 6.04    WAIVER OF PAST DEFAULTS.....................................64
  SECTION 6.05    CONTROL BY MAJORITY.........................................64
  SECTION 6.06    LIMITATION ON SUITS.........................................64
  SECTION 6.07    RIGHTS OF HOLDERS TO RECEIVE PAYMENT........................65
  SECTION 6.08    COLLECTION SUIT BY TRUSTEE .................................65
  SECTION 6.09    TRUSTEE MAY FILE PROOFS OF CLAIM............................65
  SECTION 6.10    PRIORITIES .................................................66
  SECTION 6.11    UNDERTAKING FOR COSTS ......................................66

ARTICLE 7. TRUSTEE ...........................................................66
  SECTION 7.01    DUTIES OF TRUSTEE ..........................................66
  SECTION 7.02    RIGHTS OF TRUSTEE ..........................................67
  SECTION 7.03    INDIVIDUAL RIGHTS OF TRUSTEE ...............................68
  SECTION 7.04    TRUSTEE'S DISCLAIMERS ......................................69
  SECTION 7.05    NOTICE OF DEFAULTS .........................................69
  SECTION 7.06    REPORTS BY TRUSTEE TO HOLDERS ..............................69
  SECTION 7.07    COMPENSATION AND INDEMNITY .................................69
  SECTION 7.08    REPLACEMENT OF TRUSTEE .....................................70
  SECTION 7.09    SUCCESSOR TRUSTEE BY MERGER, ETC............................71
  SECTION 7.10    ELIGIBILITY; DISQUALIFICATION ..............................71
  SECTION 7.11    PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY ..........72

ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE ..........................72
  SECTION 8.01    OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE....72
  SECTION 8.02    LEGAL DEFEASANCE AND DISCHARGE..............................72
  SECTION 8.03    COVENANT DEFEASANCE.........................................73
  SECTION 8.04    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE..................73
  SECTION 8.05    DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE
                    HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.............74
  SECTION 8.06    REPAYMENT TO COMPANY .......................................75
  SECTION 8.07    REINSTATEMENT ..............................................75


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ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER...................................76
  SECTION 9.01    WITHOUT CONSENT OF HOLDERS..................................76
  SECTION 9.02    WITH CONSENT OF HOLDERS.....................................77
  SECTION 9.03    COMPLIANCE WITH TRUST INDENTURE ACT.........................79
  SECTION 9.04    REVOCATION AND EFFECT OF CONSENTS...........................79
  SECTION 9.05    NOTATION ON OR EXCHANGE OF NOTES............................79
  SECTION 9.06    TRUSTEE TO SIGN AMENDMENTS, ETC.............................79

ARTICLE 10. SUBSIDIARY GUARANTEES ............................................79
  SECTION 10.01   AGREEMENT TO GUARANTEE......................................79
  SECTION 10.02   EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.............80
  SECTION 10.03   GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS ..........81
  SECTION 10.04   RELEASES....................................................82

ARTICLE 11. SATISFACTION AND DISCHARGE........................................83
  SECTION 11.01   SATISFACTION AND DISCHARGE..................................83
  SECTION 11.02   APPLICATION OF TRUST MONEY..................................84

ARTICLE 12. MISCELLANEOUS.....................................................85
  SECTION 12.01   TRUST INDENTURE ACT CONTROLS ...............................85
  SECTION 12.02   NOTICES.....................................................85
  SECTION 12.03   COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS................86
  SECTION 12.04   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT..........86
  SECTION 12.05   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION...............86
  SECTION 12.06   RULES BY TRUSTEE AND AGENTS.................................87
  SECTION 12.07   NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
                    STOCKHOLDERS..............................................87
  SECTION 12.08   GOVERNING LAW...............................................87
  SECTION 12.09   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS ..............87
  SECTION 12.10   SUCCESSORS..................................................87
  SECTION 12.11   SEVERABILITY................................................88
  SECTION 12.12   COUNTERPART ORIGINALS.......................................88
  SECTION 12.13   TABLE OF CONTENTS, HEADINGS, ETC............................88


EXHIBITS
--------

EXHIBIT A                           FORM OF NOTE
EXHIBIT B                           FORM OF SUPPLEMENTAL INDENTURE
EXHIBIT C                           FORM OF NOTATION ON SENIOR NOTE
                                    RELATING TO SUBSIDIARY GUARANTEE


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                             Cross-Reference Table*


Trust Indenture                                                        Indenture
Act Section                                                             Section

310 (a)(1)........................................................       7.10
    (a)(2)........................................................       7.10
    (a)(3)........................................................       N.A.
    (a)(4)........................................................       N.A.
    (a)(5)........................................................       7.10
    (b) ..........................................................       7.10
    (c)...........................................................       N.A.
311 (a)...........................................................       7.11
    (b)...........................................................       7.11
    (c)...........................................................       N.A.
312 (a)...........................................................       2.05
    (b) ..........................................................      12.03
    (c)...........................................................      12.03
313 (a)...........................................................       7.06
    (b)(1)........................................................       N.A.
    (b)(2)........................................................    7.06; 7.07
    (c)...........................................................   7.06; 12.02
    (d) ..........................................................       7.06
314 (a)...........................................................   4.03; 12.02
    (b) ..........................................................       N.A.
    (c)(1)........................................................      12.04
    (c)(2)........................................................      12.04
    (c)(3)........................................................       N.A.
    (d) ..........................................................       N.A.
    (e)...........................................................      12.05
    (f)...........................................................       N.A.
315 (a)...........................................................       7.01
    (b) ..........................................................   7.05, 12.02
    (c)...........................................................       7.01
    (d) ..........................................................       7.01
    (e)...........................................................       6.11
316 (a)(last sentence)............................................       2.09
    (a)(1)(A) ....................................................       6.05
    (a)(1)(B).....................................................       6.04
    (a)(2)........................................................       N.A.
    (b) ..........................................................       6.07
    (c)...........................................................       2.12
317 (a)(1)........................................................       6.08

----------------------------

     * This Cross-Reference Table is not part of the Indenture.



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    (a)(2)........................................................       6.09
    (b)...........................................................       2.04
318 (a)...........................................................      12.01
    (b)...........................................................       N.A.
    (c)...........................................................      12.01

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

              This INDENTURE dated as of April 13, 2004, among MemberWorks Incorporated, a Delaware corporation (the "Company ), Billing Services International, Inc., Best Benefits, Inc., Impac Marketing Corp., MyHealthySavings.com, Inc., CountryWide Dental, Inc., MemberWorks Canada Holdco, Inc., Interactive Media Consolidated, Inc., and Interactive Media Group (USA) Ltd., each a Delaware corporation; MemberWorks Canada LLC, Interactive Voice Media Baltimore LLC, Interactive Voice Media Colorado LLC, Interactive Voice Media Georgia LLC, Interactive Voice Media Michigan LLC, Interactive Voice Media New Jersey LLC, Interactive Voice Media New York LLC, Interactive Voice Media Ohio LLC, Interactive Voice Media Pennsylvania LLC, Lavalife Washington DC LLC, each a Delaware limited liability company; Quota Phone, Inc. and Barnes Holding Corp., each a New York corporation; Interactive LA Voice Media Corp., Interactive SJ Voice Media Corp., Interactive Voice Media (CA) Corp., Interactive Voice Media (Sacramento) Corp., each a California corporation; Discount Development Services, LLC, an Illinois limited liability company, Unicare, Inc., an Illinois corporation, Interactive Media (IL) Corp., an Illinois corporation, Coverdell & Company Inc., a Georgia corporation, Interactive Media MO Corp., a Missouri corporation, Interactive Voice Media (MN) Corp., a Minnesota corporation, Interactive (TX) Voice Media Corp., a Texas corporation and Lavalife Corp., a Nova Scotia unlimited liability company ("Lavalife") (each of the foregoing referred to collectively herein as, the "Guarantors") and LaSalle Bank National Association, as trustee (the "Trustee").

              The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9 1/4% Senior Notes due 2014 (the "Initial Notes"), any Additional Notes (as defined below) and the 9 1/4% Senior Notes due 2014 to be issued in exchange for Notes pursuant to the Registration Rights Agreement (the "Exchange Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01 Definitions.

              "Acquired Debt" means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

              "Additional Notes" means additional notes (other than the Initial Notes), if any, issued under this Indenture in accordance with Sections 2.02,
2.14 and 4.09 hereof, as part of the same series as the Initial Notes.

              "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

              "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

              "Applicable Premium" means, with respect to any Note on any Redemption Date, the greater of:

(1)    1.0% of the principal amount of the Note; and

(2)    the excess of:

       (a) the present value at such Redemption Date of (i) the redemption price of the Note at April 1, 2009 (such redemption price as set forth in Section 3.07(d) hereof) plus (ii) all required interest payments due on the Note through April 1, 2009 (excluding accrued but unpaid interest) computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 0.50%; over

       (b)    the principal amount of the Note.

              "Asset Sale" means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 hereof and/or Section 5.01 hereof and not by Section 4.10 hereof; and

(2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

              Notwithstanding the preceding, the following items will not be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a fair market value of less than $3,000,000;

(2) a sale, lease, transfer conveyance or other disposition of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4) the sale, lease, transfer conveyance or other disposition of products, services, equipment, inventory, accounts receivable or other assets in the ordinary course of business or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5)    the sale or other disposition of cash or Cash Equivalents;

(6) the license of patents, trademarks, copyrights and know-how to third Persons in the ordinary course of business;

(7)    the creation of Liens; and

(8) a Restricted Payment that does not violate, or Permitted Investment that is permitted by, Section 4.07 hereof.

              "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

              "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have correlative meanings.

              "Board of Directors" means:

(1)    with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

              "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, or at a place of payment, are authorized or required by law to close.

              "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

              "Capital Stock" means:

(1)    in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

              "Cash Equivalents" means:

(1) United States dollars and any other currency that is convertible into United States dollars without legal restrictions and which is utilized by the Company or any of its Restricted Subsidiaries in the ordinary course of its business;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of 270 days or less from the date of acquisition, bankers' acceptances with maturities not exceeding 270 days and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thomson BankWatch Rating of "B" or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody's or S&P and in each case maturing within 270 days after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

              "Change of Control" means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange
       Act);

(2) the approval by the holders of Voting Stock of the Company of a plan relating to the liquidation or dissolution of the Company or the adoption of a plan relating to the liquidation or dissolution of the Company by its Board of Directors;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

              Notwithstanding the foregoing, a Change of Control shall not be deemed to occur as a result of any merger primarily for the purpose of changing the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity.

              "Clearstream" means Clearstream Banking, S.A., or any successor securities clearing agency.

              "Commission" means the U.S. Securities Exchange Commission.

              "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with (a) an Asset Sale or (b) the disposition of any securities by, or the extinguishment of any Indebtedness of, such Person or any of its Restricted Subsidiaries, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5) unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; minus

(6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

              "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the cumulative effect of a change in accounting principles will be excluded;

(4) any impairment loss of such Person or its Restricted Subsidiaries relating to goodwill or other non-amortizing intangible asset will be excluded; and

(5) the Net Income or loss of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

              "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)    was a member of such Board of Directors on the date of this Indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

              "Convertible Senior Subordinated Notes" means the 5.50% Convertible Senior Subordinated Notes of the Company due October 1, 2010.

              "Corporate Trust Office of the Trustee" will be at the principal address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

              "Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of March 25, 2004 by and among the Company, certain Subsidiaries of the Company, LaSalle Bank National Association, as Agent, certain financial institutions as lenders and other agents and arrangers party thereto, providing for up to $45,000,000 of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of Debt Issuances), in whole or in part, from time to time.

              "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks, investment banks, insurance companies, mutual funds and/or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose entities formed to borrow from such lenders against such receivables or inventory) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of Debt Issuances) in whole or in part from time to time.

              "Debt Issuances" means, with respect to the Company or any Guarantor, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

              "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

              "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article 2 hereof, substantially in the form of Exhibit A hereto, except that such Note will not bear the Global Note Legend and will not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

              "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

              "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof

              "Distribution Compliance Period" means, with respect to any Notes, the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

              "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

              "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

              "Equity Offering" means any public or private sale of Equity Interests (other than Disqualified Stock) made for cash on a primary basis by the Company after the Issue Date.

              "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor securities clearing agency.

              "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

              "Exchange Notes" means the 9 1/4% Senior Notes due 2014, registered under the Securities Act, issued pursuant to this Indenture in connection with an Exchange Offer pursuant to the Registration Rights Agreement and (ii) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

              "Exchange Offer" means the exchange and issuance by the Company, pursuant to a Registration Rights Agreement, of a principal amount of Exchange Notes (which will be registered pursuant to the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement)) equal to the outstanding principal amount of Initial Notes or Additional

Notes, as the case may be, tendered by Holders thereof in connection with such exchange and issuance.

              "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

              "Fixed Charge Coverage Ratio" means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the applicable period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of such period.

              In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, subsequent to the commencement of the applicable four-quarter reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the specified Person (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during the applicable four-quarter reference period;

(5) any Person that is not a Restricted Subsidiary on such Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during the applicable four-quarter reference period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire applicable four-quarter reference period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

              "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Subsidiary Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) if such dividends are not deductible for income tax purposes based on the law in effect at the time of payment, a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

              "Foreign Subsidiary" means Subsidiaries of the Company that are not Domestic Subsidiaries.

              "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

              "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

              "Global Note Legend" means the legend set forth in Section 2.06(e)(i) hereof to be placed on all Global Notes issued under this Indenture.

              "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which Guarantee or obligations the full faith and credit of the United States is pledged.

              "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

              "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person incurred in the ordinary course of business and not for speculative purposes under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to protect the Person or entity entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;

(2) foreign exchange contracts and currency protection agreements entered into with one or more financial institutions that are designed to protect the Person or entity entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred;

(3) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by such Person at the time; and

(4) other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency exchange rates.

              "Holder" means a holder of Notes.

              "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)    in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)    in respect of banker's acceptances;

(4)    representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property due more than six months after such property is acquired; or

(6)    representing Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

              The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness; and

(3) with respect to Hedging Obligations, the amount required to be recorded as a liability in accordance with GAAP.

              In addition, for the purpose of avoiding duplication in calculating the outstanding principal amount of Indebtedness for purposes of
Section 4.09 hereof, Indebtedness arising solely by reason of the existence of a Lien to secure other Indebtedness permitted to be incurred under Section 4.09 hereof will not be considered incremental Indebtedness.

              Indebtedness will not include the obligations of any Person (A) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business, (B) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents and (C) resulting from representations, warranties, covenants and indemnities given by such Person that are reasonably customary for sellers or transferors in an accounts receivable securitization transaction.

              "Indenture" means this Indenture, as amended or supplemented from time to time.

              "Initial Notes" means $150,000,000 in aggregate principal amount of 9 1/4% Senior Notes due 2014 issued under this Indenture on the Issue Date.

              "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

              "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment made by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in the final paragraph of Section 4.07 hereof.

              "Issue Date" means the first date on which the Notes are initially issued.

              "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest will accrue for the intervening period.

              "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

              "Liquidated Damages" means amounts payable under the Registration Rights Agreement as pursuant to Section 4 of the Registration Rights Agreement.

              "Moorly's" means Moody's Investor Services, Inc. or any successor rating agency.

              "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (or loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or
       (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

              "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, recording fees, title transfer fees, appraiser fees, costs of preparation of assets for sale and any relocation expenses incurred as a result of the Asset Sale, and taxes paid or payable as a result of the Asset Sale in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of the Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

              "Non-Recourse Debt" means Indebtedness:

(1)    as to which neither the Company nor any of its Restricted Subsidiaries
       (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock (other than the stock of an Unrestricted Subsidiary pledged by the Company or any of its Restricted Subsidiaries) or assets of the Company or any of its Restricted Subsidiaries.

              "Non-U.S. Person" means a Person who is not a U.S. Person.

              "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

              "Notes" means the Initial Notes and, unless the context otherwise requires, the Additional Notes, including any Exchange Notes.

              "Obligations" means any principal, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), premium and Liquidated Damages, if any, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

              "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

              "Officers' Certificate" means a certificate signed on behalf of the Company by one Officer of the Company, who must be the principal executive officer, the principal financial officer, a vice president, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.05 hereof.

              "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

              "Participant" means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

              "Permitted Business" means (i) lines of business conducted by the Company and its Restricted Subsidiaries on the Issue Date, (ii) any business in the field of consumer services and (iii) any business incidental or reasonably related to the foregoing clauses (i) and (ii) or which is a reasonable extension thereof as determined in good faith by the Company's Board of Directors and set forth in an officers' certificate delivered to the Trustee.

              "Permitted Investments" means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)    any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

       (a)    such Person becomes a Restricted Subsidiary of the Company; or

       (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with
       Section 4.10 hereof;

(5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or made with the proceeds of a substantially concurrent sale of such Equity Interests (other than Disqualified Stock);

(6)    any Investments received in compromise or resolution of obligations of
       (A) trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (B) litigation, arbitration or other similar disputes;

(7)    Hedging Obligations permitted to be incurred under Section 4.09 hereof,

(8)    repurchases of the Notes;

(9) loans and advances made in the ordinary course of business, to officers, directors and employees in an aggregate amount not to exceed $1,000,000 outstanding at any one time;

(10) Investments of any Person (other than Indebtedness of such Person) in existence at the time such Person becomes a Subsidiary of the Company; provided such Investment was not made in connection with or anticipation of such Person becoming a Subsidiary of the Company;

(11) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and advances, loans or extensions of credit to suppliers in the ordinary course of business; and

(12) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) since the Issue Date that remain outstanding at the time, not to exceed $5,000,000; provided, however, that if any Investment pursuant to this clause (12) is made in any Person that subsequent to the date of such Investment becomes a Restricted Subsidiary of the Company, then such Investment shall thereafter be deemed to have been made pursuant to clause (1) above, and the amount of such Investment shall be reset to zero for purposes of this clause (12).

              "Permitted Liens" means:

(1) Liens of the Company and the Guarantors securing Indebtedness under Credit Facilities that was permitted by the terms of this Indenture, whether incurred pursuant to Section 4.09(a) hereof or Section 4.09(b)(i) hereof,

(2)    Liens in favor of the Company or the Guarantors;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of Section 4.09(b) hereof covering only the assets acquired with or financed by such Indebtedness;

(7)    Liens existing on the Issue Date;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

(10) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business;

(11) survey exceptions, casements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(12) Liens created for the benefit of (or to secure) the Notes (or Subsidiary Guarantees of the Notes);

(13) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

       (A) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

       (B) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Permitted Referencing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement;

(14) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and

(15) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5,000,000 at any one time outstanding.

              "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary of the Company that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

              "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

              "Private Placement Legend" means the legend set forth in Section 2.06(e)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

              "Purchase Agreement" means (i) with respect to the Initial Notes, the Purchase Agreement, dated April 7, 2004, among the Company and the Guarantors and the Initial Purchasers named therein and (ii) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company, the Guarantors and the Persons purchasing such Additional Notes.

              "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

              "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company and the Guarantors and the other parties thereto, as such agreements may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

              "Regulation S" means Regulation S promulgated under the Securities Act.

              "Regulation S Global Note" means a Global Note bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

              "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Services Division of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

              "Restricted Global Notes" means the Rule 144A Global Note and the Regulation S Global Note, each of which shall bear the Private Placement Legend.

              "Restricted Investment" means an Investment other than a Permitted Investment.

              "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

              "Rule 144" means Rule 144 promulgated under the Securities Act.

              "Rule 144A" means Rule 144A promulgated under the Securities Act.

              "Rule 144A Securities" means all Notes offered and sold to QIBs in reliance on Rule 144A.

              "Rule 903" means Rule 903 promulgated under the Securities Act.

              "Rule 904" means Rule 904 promulgated under the Securities Act.

              "Securities Act" means the U.S. Securities Act of 1933, as amended.

              "Senior Debt" means, Indebtedness of the Company and its Restricted Subsidiaries, at the time any determination is to be made, in an amount equal to the sum of:

(1) all Indebtedness of the Company and its Restricted Subsidiaries outstanding under Credit Facilities and Hedging Obligations related thereto at such time, and

(2) all other outstanding Indebtedness of the Company or any of its Restricted Subsidiaries, unless the instrument under which such Indebtedness is incurred expressly provides that such Indebtedness is subordinated to the Notes and the Guarantees.

Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by the Company or any of its Restricted Subsidiaries;

(2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates that is by its term subordinate to the Notes;

(3)    any trade payables; or

(4) any obligations with respect to any Capital Stock of the Company or any of its Restricted Subsidiaries.

              "Senior Debt to Consolidated Cash Flow Ratio" means, for any four full fiscal quarter period, the ratio of (x) Senior Debt at the time of determination to (y) Consolidated Cash Flow of the Company and its Restricted Subsidiaries for such period.

              "Shelf Registration Statement" means the shelf registration statement issued by the Company in connection with the offer and sale of Notes pursuant to a Registration Rights Agreement.

              "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

              "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

              "Subsidiary" means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

              "Subsidiary Guarantee" means any Guarantee by a Guarantor of the Company's payment Obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

              "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.

              "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under TIA.

              "Transfer Restricted Securities" means securities that bear or are required to bear the Private Placement Legend set forth in Section 2.06(e)(i) hereof.

              "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to April 1, 2009; provided, however, that if the period from the Redemption Date to April 1, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

              "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

              "Unrestricted Global Note" means one or more Global Notes, substantially in the form of Exhibit A attached hereto, that bear the Global Note Legend, that do not and are not required to bear the Private Placement Legend and are deposited with or on behalf of and registered in the name of the Depositary or its nominee.

              "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Company, but only to the extent that such Subsidiary:

(1)    has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

              Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section
4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

              "U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.

              "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

              "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)    the then outstanding principal amount of such Indebtedness.

              "Wholly-Owned Restricted Subsidiary" means a direct or indirect Restricted Subsidiary of the Company all of the Capital Stock of which, other than directors' qualifying shares, is owned by the Company or another Wholly-Owned Restricted Subsidiary.

Section 1.02 Other Definitions.

                                                                     Defined in
                  Term                                                Section

       "Affiliate Transaction"..........................................4.11
       "Asset Sale Offer" ..............................................3.09
       "Authentication Order............................................2.02
       "Change of Control Offer" .......................................4.15
       "Change of Control Payment ......................................4.15
       "Change of Control Payment Date" ................................4.15
       "Company"....................................................Preamble
       "Covenant Defeasance"............................................8.03
       "DTC" ...........................................................2.03
       "Event of Default"...............................................6.01
       "Excess Proceeds" ...............................................4.10
       "Guarantors" ................................................Preamble
       "incur" .........................................................4.09
       "Investment Grade Rating"........................................4.19
       "Legal Defeasance" ..............................................8.02
       "Offer Amount" ..................................................3.09
       "Offer Period"...................................................3.09
       "Paying Agent" ..................................................2.03
       "Payment Default" ...............................................6.01
       "Regulation S Global Note .......................................2.01
       "Permitted Debt" ................................................4.09
       "Purchase Date" .................................................3.09
       "Redemption Date" ...............................................3.07
       "Registrar" .....................................................2.03
       "Restricted Payments" ...........................................4.07
       "Rule 144A Global Note" .........................................2.01
       "Suspended Covenant" ............................................4.19

Section 1.03 Incorporation by Reference of Trust Indenture Act.

              Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

              The following TIA terms used in this Indenture have the following meanings:

              "indenture securities" means the Notes;

              "indenture security Holder" means a Holder of a Note;

              "indenture to be qualified" means this Indenture;

              "indenture trustee" or "institutional trustee" means the Trustee;

              "obligor" on the Notes means the Company and the Guarantors, respectively, and any successor obligor on the Notes.

              All other terms used in this Indenture that arc defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

              Unless the context otherwise requires:

              (i) a term has the meaning assigned to it;

              (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (iii) "or" is not exclusive;

              (iv) words in the singular include the plural, and in the plural include the singular;

              (v) provisions apply to successive events and transactions; and

              (vi) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE 2.
                                   THE NOTES

Section 2.01 Form and Dating.

              (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may be issued in the form of Definitive Notes or Global Notes, as specified by the Company. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes will be in denominations of $1,000 and integral multiples thereof.

              Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend and the "Schedule of Exchanges in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will he specified therein and each will provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will he made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

              The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be hound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture will govern and be controlling.

              (b) Initial Notes. The Initial Notes will be offered and sold by the Company pursuant to a Purchase Agreement. The Initial Notes will be resold initially only to (i) QIBs in reliance on Rule 144A and (ii) Non-U.S. Persons in reliance on Regulation S. Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Notes initially resold pursuant to Rule 144A will be issued initially in the form of one or more Global Notes in definitive, fully registered form (collectively, the "Rule 144A Global Note") and Initial Notes initially resold pursuant to Regulation S will be issued initially in the form of one or more Global Notes in definitive, fully registered form (collectively, the "Regulation S Global Note"), in each case without interest coupons and with the Global Note Legend and Private Placement Legend set forth in Exhibit A hereto, which will be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian, and registered in the name of DTC or a nominee of the DTC, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Regulation S Global Note may be held only through Euroclear and Clearstream (as indirect participants in DTC) and will not be exchangeable for interests in the Rule 144A Global Note or a Definitive Note without a legend containing restrictions on transfer of such Note prior to the expiration of the Distribution Compliance Period and then only upon (x) certification in form reasonably satisfactory to the Trustee that Beneficial Ownership interests in such Regulation S Global Note are owned either by Non-U.S. Persons or U.S. Persons who purchased such interests in a transaction that did not require registration under the Securities Act and (y) in the case of an exchange for a Definitive Note, in compliance with Section 2.01(c) hereof. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

              (c) Book-Entry Provisions. This Section 2.01(c) will apply only to a Global Note deposited with or on behalf of the Depositary.

              The Company will execute and the Trustee will, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Notes that (a) will be deposited upon issuance with the Trustee as custodian for the Depositary, in New York, New

York or Chicago, Illinois and (b) will be registered in the name of the Depositary or its nominee, in each case for credit to an account of a direct or indirect participant in Depositary.

              Participants in the Depositary will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee will be entitled to treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein will prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

              (d) Certificated Notes. Except as provided in this Section 2.01 or
Section 2.03 or 2.04 hereof, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Notes.

Section 2.02 Execution and Authentication.

              One Officer will sign the Notes for the Company by manual or facsimile signature.

              If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

              A Note will not be valid until authenticated by the manual or facsimile signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

              The Trustee will authenticate and deliver: (i) on the Issue Date, an aggregate principal amount of $150,000,000 9 1/4% Senior Notes Due 2014, (ii) Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to this Section 2.02 and
(iii) Exchange Notes for issue only in an Exchange Offer pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes or Additional Notes, in each case upon a written order of the Company signed by one Officer of the Company (an "Authentication Order"). Such order will specify the amount of the Notes to be authenticated and the date on which the original issue of the Notes is to be authenticated.

              The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent for service of notices and demands.

Section 2.03 Registrar and Paying Agent.

              The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee will act as such. The Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

              The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

              The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

              The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, interest, premium or Liquidated Damages, if any, on the Notes, and will notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

              The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and will otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee, at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company will otherwise comply with TIA ss. 312(a).

Section 2.06 Transfer and Exchange.

              (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar or a co-registrar with a request:

              (x) to register the transfer of such Definitive Notes or

              (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar or co-registrar will register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

              (i) are duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

              (ii) if such Definitive Notes are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.06(b) hereof or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                   (A) if such Definitive Notes are being delivered to the
              Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                   (B) if such Definitive Notes are being transferred to the
              Company, a certification to that effect; or

                   (C) if such Definitive Notes are being transferred (x)
              pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 or (y) in reliance upon another exemption from the requirements of the Securities Act: (1) a certification to that effect (in the form set forth on the reverse of the Note) and (2) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to compliance with the restrictions set forth in the legend set forth in Section 2.06(e)(i) hereof.

              (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Security. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

              (i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) is being transferred after expiration of the Distribution Compliance Period by a

         Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Regulation S Global Security; and

              (ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee will cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and will credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Regulation S Global Notes, as applicable, are then outstanding, the Company will issue and the Trustee will authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Rule 144A Global Note or Regulation S Global Note, as applicable, in the appropriate principal amount.

              (c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein will be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note will deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the Participant account of the Depositary to be credited with a beneficial interest in the Global Note. The Registrar will, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

              (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar will reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar will reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

              (iii) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.06(c)(v) hereof), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the

Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

              (iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.06(c)(v) hereof, prior to the consummation of an Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section
2.06 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

              (v) A Global Note deposited with the Depositary or with the Trustee as Notes Custodian for the Depositary pursuant to Section 2.01 hereof will be transferred to the Beneficial Owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.06 hereof and (A) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days of such notice, (B) an Event of Default has occurred and is continuing or (C) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture.

              Any Global Note that is transferable to the Beneficial Owners thereof pursuant to this Section 2.06(c)(v) will be surrendered by the Depositary to the Trustee located at its principal corporate trust office in Chicago, Illinois, to be so transferred, in whole or from time to time in part, without charge, and the Trustee will authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.06(c)(v) will be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Security will, except as otherwise provided by Section 2.06(e) hereof or unless not required by applicable law, bear the Private Placement Legend set forth in Exhibit A hereto.

              (d) Exchanges Between Regulation S Notes and Rule 144A Notes. Prior to the expiration of the Distribution Compliance Period, beneficial interests in a Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Note only if (i) such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A and (ii) the transferor first delivers to the Trustee a written certificate (in the form provided in this Indenture) to the effect that the Notes are being transferred to a Person (A) who the transferor reasonably believes to be a QIB; (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A; and (C) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

              Beneficial interest in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in this Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Distribution Compliance Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

              Transfers involving exchanges of beneficial interests between the Regulation S Global Notes will be effected through the Depositary by means of an instruction originated by the Trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to the beneficial interest in such other Global Note for so long as it remains such an interest. The policies and practices of the Depositary may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Distribution Compliance Period.

              (e) Legend.

              (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) will bear the Private Placement Legend in substantially the following form:

         THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES

         ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES.

         Each Global Note will also hear the Global Note Legend in substantially the following form:

         THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE,
         (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(c) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
         2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

         Each Definitive Note will also bear the following additional legend:

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

              (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global
         Note) pursuant to Rule 144, the Registrar will permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

              (iii) After a transfer of any Initial Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to legends relating to the restrictions on transfer relating to the Securities Act on such Initial Note will cease to apply, the requirements requiring that any such Initial Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or an Initial Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes upon exchange of such transferring Holder's certificated Initial Note or appropriate directions to transfer such Holder's interest in the Global Note, as applicable.

              (iv) Upon the consummation of an Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain

         Holders be issued in global form will still apply with respect to Holders of Such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form, in each case without the restrictive securities legend relating to the restrictions on transfer relating to the Securities Act set forth in Exhibit A hereto will be available to Holders that exchange such Initial Notes in such Exchange Offer.

              (f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, purchased or canceled, each such Global Note will be returned to or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note will be reduced and an adjustment will be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

              (g) General Provisions Relating to Transfers and Exchanges of Securities.

              (i) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Definitive Notes and Global Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar's or co-registrar's request.

              (ii) No service charge will be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.15 and
         9.05 of this Indenture).

              (iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, interest, premium and Liquidated Damages, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar will be affected by notice to the contrary.

              (iv) Neither the Registrar nor the Company will be required:

                   (A) to issue, to register the transfer of or to Exchange any
              Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
              Section 3.02 hereof and ending at the close of business on the day of selection;

                   (B) to register the transfer of or to exchange any Note
              selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                   (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

              (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

              (vi) The Trustee will authenticate Definitive Notes and Global Notes in accordance with the provisions of Section 2.02 hereof.

              (h) No Obligation of the Trustee.

              (i) The Trustee will have no responsibility or obligation to any Beneficial Owner of a Global Note, a Participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant, Beneficial Owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes will be given or made only to or upon the order of the registered Holders (which will be the Depositary or its nominee in the case of a Global Note). The rights of Beneficial Owners in any Global Note will be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and will be fully protected in relying upon information furnished by the Depositary with respect to its Participants and any Beneficial Owners.

              (ii) The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Beneficial Owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07 Replacement Notes.

              If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon the written order of the Company signed by one Officer of the Company, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note.

              Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

              The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

              If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

              If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

              If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay all principal, interest, premium and Liquidated Damages, if any, on that date with respect to the Notes, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

              In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

              Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes upon a written order of the Company signed by one Officer of the Company. Temporary Notes will be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and that are reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate Notes in exchange for temporary Notes.

Section 2.11 Cancellation.

              The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

              If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date will be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of defaulted interest to be paid.

Section 2.13 CUSIP Numbers.

              The Company in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Trustee will use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption will not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.14 Issuance of Additional Notes.

              The Company will be entitled, subject to its compliance with
Section 4.09 hereof, to issue Additional Notes under this Indenture with identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under this Indenture.

              With respect to any Additional Notes, the Company will set forth in a resolution of the Board of Directors of the Company and an Officers' Certificate, copies of which will be delivered to the Trustee, the following information:

              (i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

              (ii) the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended; and

              (iii) whether such Additional Notes will be Transfer Restricted Securities or will be issued in the form of Exchange Notes.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

              If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it will furnish to the Trustee, at least 45 days before a redemption date, an Officers' Certificate setting forth
(i) the clause of this Indenture pursuant to which the redemption will occur,
(ii) the redemption date, (iii) the principal amount of Notes to be redeemed and
(iv) the redemption prices.

Section 3.02 Selection of Notes to be Redeemed or Purchased.

              If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows: (i) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (ii) if the Notes are not so listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate; provided that no Notes of $1,000 or less will be redeemed in part.

              The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, will be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

              Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 11 hereof.

              The notice will identify the Notes to be redeemed (including CUSIP Numbers, if any) and will state:

              (i) the redemption date;

              (ii) the redemption price;

              (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

              (iv) the name and address of the Paying Agent;

              (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

              (vi) that on the redemption date and, if applicable, upon the satisfaction of any conditions to such redemption set forth in such notice of redemption, the redemption price will become due and payable upon each such Note or portion thereof, and that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

              (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

              (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

              At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

              Subject to the immediately following sentence, once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may, at the Company's discretion, be subject to one or more conditions precedent.

Section 3.05 Deposit of Redemption or Purchase Price.

              Prior to 10:00 a.m. on the Business Day prior to the redemption date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

              If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest will be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

              Upon surrender of a Note that is redeemed or purchased in part, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed or purchased. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder upon cancellation of the original Note.

Section 3.07 Optional Redemption.

              (a) At any time prior to April 1, 2007, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 109.250% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Company or from the cash contribution of equity capital (other than Disqualified Stock) to the Company; provided that:

              (i) at least 65% of the aggregate principal amount of Notes (including Additional Notes, if any) issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

              (ii) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

              Notice of any redemption upon an Equity Offering may be given prior to completion of the related Equity Offering, and any such notice or redemption may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, the completion of the related Equity Offering.

              (b) At any time prior to April 1, 2009, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' notice mailed by first class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption (the "Redemption Date").

              (c) Except pursuant to Sections 3.07(a) and 3.07(b) hereof, the Notes will not be redeemable at the Company's option prior to April 1, 2009.

              (d) After April 1, 2009, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

            Year                                         Percentage

            2009........................................  104.625%
            2010........................................  103.083%
            2011 .......................................  101.542%
            2012 and thereafter.........................  100.000%

              (e) Any redemption pursuant to this Section 3.07 will be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

              The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application: of Excess Proceeds.

              In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it will follow the procedures specified below.

              The Asset Sale Offer will be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not longer than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company will apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

              If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

              Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer will be made to all Holders. The notice, which will govern the terms of the Asset Sale Offer, will state:

              (i) that the Asset Sale Offer is being made pursuant to this
         Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

              (ii) the Offer Amount, the purchase price and the Purchase Date;

              (iii) that any Note not tendered or accepted for payment will continue to accrue interest;

              (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

              (v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

              (vi) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

              (vii) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

              (viii) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

              (ix) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

              On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof and other pari passu Indebtedness tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes and other pari passu Indebtedness tendered, and will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note and the Trustee, upon written request from the Company, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

              Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 will be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                   COVENANTS

Section 4.01 Payment of Notes.

              The Company shall pay or cause to be paid the principal of, interest, premium and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, interest, premium and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent. If other than the Company or a Subsidiary thereof holds, as of 10:00 a.m. Eastern Time on the due date, money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, interest and premium, if any, then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

              The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1.0% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

              The Company shall maintain in the Borough of Manhattan, the City of New York or Chicago, Illinois, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

              The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York or in Chicago, Illinois, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

              The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.03 hereof.

Section 4.03 Reports.

              (a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Trustee for mailing to the Holders, within the time periods specified in the Commission's rules and regulations:

              (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

              (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

              If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by clause (i) hereof shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in the "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

              (b) Following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the Company shall file a copy of all of the information and reports referred to in Sections 4.03(a)(i) and (ii) hereof with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors upon request. The Company shall at all times comply with TIA ss. 314(a).

              (c) The Company and the Guarantors shall furnish to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Section 4.04 Compliance Certificate.

              (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, interest, premium and Liquidated Damages, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

              (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

              (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

              The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06 Stay, Extension and Usury Laws.

              Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

              (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution (A) on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or (B) to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such, other than dividends or distributions (1) payable in Equity Interests (other than Disqualified Stock) of the Company or (2) to the Company or a Restricted Subsidiary of the Company;
(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees (excluding any intercompany Indebtedness between the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at Stated Maturity thereof; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) hereof being collectively referred to as "Restricted Payments"); unless, at the time of and after giving effect to such Restricted Payment:

              (A) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

              (B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

              (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue

         Date (excluding Restricted Payments permitted by clauses (ii), (iii),
         (iv), (vi), (vii), (viii), (ix) and (x) of Section 4.07(b) hereof), is less than the sum, without duplication of:

                   (I) 50% of the Consolidated Net Income of the Company for the
              period (taken as one accounting period) from the beginning of the fiscal quarter in which the Issue Date occurs to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                   (II) 100% of the fair market value of the aggregate net
              proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), provided that such aggregate net proceeds are limited to cash and Cash Equivalents and other assets used or useful in a Permitted Business or the Capital Stock of a Person engaged in a Permitted Business, plus

                   (III) the sum of (1) the aggregate amount returned in cash on or with respect to any Restricted Investment in or to a Person that was made after the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments, plus (2) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Restricted Investment, provided, however, that the sum of clauses (1) and (2) above shall not exceed the sum of (I) the aggregate amount of all such Restricted Investments made in or to such Person subsequent to the Issue Date and (II) without duplication of clause (I), one half of the gain from any disposition of all or any portion of such Restricted Investments made subsequent to the Issue Date, plus

                   (IV) to the extent that after the Issue Date, any
              Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary or is merged, consolidated or amalgamated with or into or transfers or conveys assets to, or is liquidated into the Company or any of its Restricted Subsidiaries, the lesser of (1) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation, merger, consolidation or amalgamation (or of the assets transferred or conveyed, as applicable) and (2) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary; plus

                   (V) $7,500,000.

              (b) The provisions of Section 4.07(a) shall not prohibit:

              (i) the payment of any dividend or the consummation of any irrevocable redemption of debt that is subordinate to the Notes within 60 days after the date of declaration of the dividend or giving of any such redemption notice, as the case may be, if at said date of declaration or notice the dividend or redemption payment would have complied with the provisions of this Indenture;

              (ii) the redemption, repurchase, retirement or other acquisition of subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (C)(II) of Section 4.07(a) hereof;

              (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing of Indebtedness;

              (iv) so long as no Default or Event of Default has occurred and is continuing, the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

              (v) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company (A) held by any current or former director, officer or employee of the Company or any of its Restricted Subsidiaries (or permitted transferees of such directors, officers or employees) and (B) in the open market to the extent such shares are acquired to satisfy a current obligation to deliver shares in connection with the exercise of stock options or similar rights or the matching contributions under any 401(k) plan subject to the provisions of Section 401 of the Internal Revenue Code of 1986, as amended, in each case pursuant to the terms of the agreements (including any equity subscription agreement, stock option agreement, shareholders' agreement, employment agreement or similar agreement) or plans (or amendments thereto); provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not in any fiscal year exceed $3,000,000 unless the aggregate amount of such repurchases, redemptions, acquisitions and retirement in any fiscal year was less than $3,000,000 in which case the Company may carry-forward the unused amounts to the immediately succeeding fiscal year; provided, however, the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $6,000,000 in any one fiscal year;

              (vi) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

              (vii) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or preferred stock of any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test described in Section 4.09(a) hereof to the extent such dividends are included in the definition of "Fixed Charges"; provided that no Default or Event of Default shall have occurred and be continuing immediately after making such Restricted Payment;

              (viii) so long as no Default or Event of Default has occurred and is continuing, the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations;

              (ix) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition of the Company's issued and outstanding common stock pursuant to the Company's stock repurchase program as in effect from time to time in an amount not to exceed $10,000,000; and

              (x) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments since the Issue Date in an aggregate amount not to exceed $12,500,000.

              The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.07 shall be determined by the Board of Directors of the Company, whose good faith determination shall be conclusive and shall be delivered to the Trustee. Such Board of Director's determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment bank firm of national standing if the fair market value exceeds $10,000,000. Not later than the last day of each fiscal quarter in which any Restricted Payment was made, the Company shall deliver to the Trustee an Officers' Certificate stating that each Restricted Payment made in such fiscal quarter is permitted and setting forth the basis upon which the calculations required by this Section
4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

              (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

              (i) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

              (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

              (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

              (b) The restrictions in Section 4.08(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

              (i) agreements governing Existing Indebtedness and Credit Facilities as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, restructurings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, restructurings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

              (ii) this Indenture, the Notes, the Exchange Notes and the related Subsidiary Guarantees;

              (iii) applicable law, rule, regulation or order;

              (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition or assumed by the Company or any of its Restricted Subsidiaries in connection with an acquisition of all or substantially all of the assets of a Person (except to the extent such Indebtedness or Capital Stock was incurred or assumed in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

              (v) customary non-assignment provisions in leases, licenses or other contracts entered into in the ordinary course of business and consistent with past practices;

              (vi) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations permitted under this Indenture that impose restrictions of the nature described in Section 4.08(a)(iii) hereof on the property purchased or leased;

              (vii) any agreement for the sale or other disposition of a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

              (viii) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

              (ix) Liens securing Indebtedness otherwise permitted to be incurred under Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

              (x) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

              (xi) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

              (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt), the Company may issue Disqualified Stock or any Guarantor may issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is to be incurred or such Disqualified Stock or preferred stock is to be issued would have been at least 2.25 to 1.0, if such incurrence is on or prior to October 1, 2005 and 2.50 to 1.0 if such incurrence is after October 1, 2005, determined, in each case, on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

              (b) The provisions of Section 4.09(a) shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

              (i) the incurrence by the Company and/or any Guarantor of additional Indebtedness and letters of credit under one or more Credit Facilities in an aggregate principal amount, at any one time outstanding under this clause (i) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder), not to exceed $75,000,000;

              (ii) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

              (iii) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Subsidiary Guarantees issued on the Issue Date and Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the Registration Rights Agreement;

              (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (iv), not to exceed $5,000,000 at any time outstanding;

              (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clause
         (ii), (iii) or (v) of this Section 4.09(b);

              (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

                   (A) if the Company or any Guarantor is the obligor on such
              Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Guarantor; and

                   (B) (I) any subsequent issuance or transfer of Equity
              Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (II) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

              (vii) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations;

              (viii) the Guarantee by the Company or any of the Guarantors of Indebtedness of the Company or any Guarantor that was permitted to be incurred by another provision of this Section 4.09;

              (ix) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (ix);

              (x) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, and performance and surety bonds and completion guarantees in the ordinary course of business;

              (xi) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

              (xii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness consisting of guarantees, indemnities, holdbacks or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets; provided, however, that such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary; and

              (xiii) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
         (xiii), not to exceed $20,000,000.

              The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the accumulation of dividends on Disqualified Stock or preferred stock (to the extent not paid) and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

              Notwithstanding anything to the contrary in this Section 4.09, in no event will the Company or any of its Restricted Subsidiaries be permitted to refinance the Convertible Senior Subordinated Notes, in whole or in part, with the proceeds of Senior Debt.

              For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiii) of Section 4.09(b) hereof, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company shall be permitted to divide and classify (or later classify or reclassify) in whole or in part, in its sole discretion, such item of Indebtedness in any manner that complies with this Section 4.09.

              Notwithstanding anything to the contrary contained in this Section 4.09, any increase in the amount of Indebtedness solely by reason of currency fluctuation shall not be considered an incurrence of Indebtedness for purposes of this Section 4.09. For purposes of determining compliance with this Section 4.09, the U.S. dollar-equivalent principal amount of Indebtedness denominated in any currency other than U.S. dollars shall be calculated based on the relevant currency exchange rate in effect as of the date such Indebtedness is incurred.

Section 4.10 Asset Sales.

              (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

              (i) the Company (or its Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

              (ii) the fair market value is determined by the Company's Board of Directors and evidenced by resolution of such Board of Directors set forth in an Officer's Certificate delivered to the Trustee; and

              (iii) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

                   (A) any liabilities, as shown on the Company's or such
              Restricted Subsidiary's most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets as a result of which assumption the Company or such Restricted Subsidiary is released from further liability;

                   (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are within 90 days of such Asset Sale converted into cash by the Company or such Restricted Subsidiary, to the extent of the cash received in that conversion; and

                   (C) any stock or assets of the kind referred to in clause
              (ii) or (iv) of Section 4.10(b) hereof

              (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply those Net Proceeds, at its option:

              (i) to repay secured Indebtedness of the Company or any Guarantor under a Credit Facility;

              (ii) to acquire (or enter into a binding agreement to acquire; provided that such commitment shall be subject only to customary conditions (other than financing) and such acquisition shall be consummated within 90 days after the end of such 360-day period) all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

              (iii) to make a capital expenditure; or

                   (iv) to acquire (or enter into a binding agreement to
              acquire; provided that such commitment shall be subject only to customary conditions (other than financing) and such acquisition shall be consummated within 90 days after the end of such 360-day period) other long-term assets that are used or useful in a Permitted Business or the minority interest in any Restricted Subsidiary that is not a Wholly-Owned Restricted Subsidiary.

              Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

              (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) hereof shall constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall make an Asset Sale Offer to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

              The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 3.09 hereof or this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such conflict.

Section 4. 11 Transactions with Affiliates.

              (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

              (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person who was not an Affiliate; and

              (ii) the Company delivers to the Trustee:

                   (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5,000,000, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

                   (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or not materially less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

              (b) The foregoing provisions shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a) hereof

              (i) any employment agreements or arrangements, employee benefit plans or arrangements, officer and director indemnification agreements or arrangements or other similar agreements or arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

              (ii) transactions between or among the Company and/or its Restricted Subsidiaries;

              (iii) transactions with a Person that is an Affiliate of the Company solely because the Company or any of its Restricted Subsidiaries owns an Equity Interest in, or controls, such Person;

              (iv) payment of reasonable directors' fees and indemnity provided on behalf of officers, directors or employees of the Company or any of its Restricted Subsidiaries;

              (v) any issuance or sale of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

              (vi) Permitted Investments and Restricted Payments that are permitted by the provisions of this Indenture described in Section 4.07 hereof,

              (vii) the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Company in good faith and loans to employees of the Company and its Subsidiaries that are approved by the Board of Directors of the Company in good faith; and

              (viii) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case on ordinary business terms consistent with past practices and otherwise in compliance with the terms of this Indenture, which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or senior management of the Company, or are on terms at least as favorable as could reasonably have been obtained at such time from a Person that is not an Affiliate of the Company or any of its Restricted Subsidiaries.

Section 4.12 Liens.

              The Company shall not and shall not permit any of its Restricted Subsidiaries to create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness or trade payables upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis (or on a senior basis to, in the case of Obligations subordinated in right or payment to the Notes) with the Obligations so secured until such time as such Obligations are no longer secured by a Lien.

Section 4.13 Business Activities.

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

Section 4.14 Corporate Existence.

              Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.15 Offer to Repurchase upon Change of Control.

              (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than

60 days from the date such notice is mailed (the "Change of Control Payment Date"). Such notice, which shall govern the terms of the Change of Control Offer, shall state: (i) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered shall be accepted for payment;
(ii) the purchase price and the purchase date; (iii) that any Note not tendered shall continue to accrue interest and Liquidated Damages, if any; (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vi) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have the Notes purchased; and (vii) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.15 by virtue of such conflict.

              (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

              (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

              (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

              (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

              The Paying Agent shall promptly mail to each Holder of Notes that are properly tendered, the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

              (c) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) a notice of redemption is outstanding pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

              (d) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. Notes repurchased by the Company pursuant to a Change of Control Offer shall have the status of Notes issued but not outstanding or shall be retired and canceled, at the option of the Company. Notes purchased by a third party pursuant to clause (c) of this Section 4.15 shall have the status of Notes issued but not outstanding.

              (e) The provisions described above that require the Company to make a Change of Control Offer following a Change of Control shall be applicable whether or not any other provisions of this Indenture are applicable.

Section 4.16 Payments for Consent.

              The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17 Additional Subsidiary Guarantees.

              If (i) the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Issue Date that Guarantees any Credit Facilities or (ii) any Foreign Subsidiary Guarantees any Credit Facilities, then in each case such Subsidiary shall become a Guarantor and execute a supplemental indenture substantially in the form of Exhibit B hereto (and the form of Notation on Senior Note, attached hereto as Exhibit C) and deliver an Opinion of Counsel satisfactory to the Trustee within 10 Business Days of the date on which such Subsidiary executed the Guarantee with respect to any such Credit Facilities and substantially to the effect that such Guarantee is a legal, valid and binding obligation of such Subsidiary, enforceable in accordance with its terms (subject to customary exceptions); provided, however, that this Section 4.17 shall not apply to any Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with Section 4.18 hereof for so long as such Subsidiary continues to constitute an Unrestricted Subsidiary.

Section 4.18 Designation of Restricted and Unrestricted Subsidiaries.

              The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of

Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 4.19 Changes in Covenants When Notes Rated Investment Grade.

              (a) During any period of time that the Notes have a rating equal to or greater than BBB- by S&P and Baa3 by Moody's (each such rating, an "Investment Grade Rating") and no Default or Event of Default has occurred and is continuing, the Company and its Subsidiaries shall no longer be subject to the provisions of the following covenants:

              (i) Section 4.07 hereof;

              (ii) Section 4.08 hereof;

              (iii) Section 4.09 hereof;

              (iv) Section 4.10 hereof;

              (v) Section 4.11 hereof;

              (vi) Section 4.13 hereof;

              (vii) Section 4.15 hereof;

              (viii) Section 4.16 hereof; and

              (ix) Section 4.18 hereof.

(collectively, the "Suspended Covenants"), provided, however, that the provisions of this Indenture described under the following sections shall not be so terminated:

              (i) Section 4.03 hereof;

              (ii) Section 4.12 hereof,

              (iii) Section 4.17 hereof; and

              (iv) Section 5.01 hereof, provided, however, the Company shall no longer be subject to clause (iv) of Section 5.01 hereof.

              (b) In the event that the Company and any of its Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of clause (a) of this Section 4.19 and that subsequently the Notes cease to have an Investment Grade Rating from either S&P or Moody's, as a result of a downgrade, withdrawal of rating or otherwise, then the Company and its Subsidiaries shall from such time and thereafter again be subject to the Suspended Covenants.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

              Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, (a) consolidate or merge with or into another Person (whether or not the Company or a Restricted Subsidiary of the Company is the surviving corporation); or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

              (i) either (A) the Company or any Restricted Subsidiary of the Company is the surviving corporation or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company or any Restricted Subsidiary of the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

              (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company or any Restricted Subsidiary of the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company or its Restricted Subsidiaries, as applicable under the Notes, this Indenture, the Registration Rights Agreement and the Subsidiary Guarantee, if any, pursuant to agreements reasonably satisfactory to the Trustee;

              (iii) immediately after such transaction, no Default or Event of Default exists; and

              (iv) in the case of the consolidation or merger of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made or, in the case of a consolidation or merger of a Restricted Subsidiary of the Company or the sale, assignment, transfer, conveyance or other disposition of the property or assets of the Restricted Subsidiary, shall, in each case, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test in Section 4.09(a) hereof or have a Fixed Charge Coverage Ratio calculated in accordance with Section 4.09(a) hereof that is no less than the Fixed Charge Coverage Ratio of the Company of the Company immediately prior to such transaction.

              Neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

              Notwithstanding the foregoing:

                   (A) the Company or any of its Restricted Subsidiaries may
              merge with an Affiliate that has no significant assets or liabilities and was incorporated solely for the purpose of reincorporating the Company or such Restricted Subsidiary in another jurisdiction within the United States; and

                   (B) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to a Subsidiary that is a Guarantor.

Section 5.02 Successor Corporation Substituted.

              Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, interest, premium and Liquidated Damages, if any, on the Notes except in the case of a sale of all of the Company's assets in a transaction that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

              An "Event of Default" occurs if:

              (i) the Company defaults in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes and such default continues for a period of 30 days;

              (ii) the Company defaults in the payment when due of the principal of or premium, if any, on the Notes;

              (iii) the Company or any of its Restricted Subsidiaries fails to comply with any of the provisions of Section 4.10, 4.15 or 5.01 hereof;



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


              (iv) the Company or any of its Restricted Subsidiaries fails to comply with any of the other agreements in this Indenture or the Notes for a period of 60 days after receipt of notice to comply;

              (v) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

                   (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or

                   (B) results in the acceleration of such Indebtedness prior to its Stated Maturity,

         and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which being so accelerated, in either case aggregates $5,000,000 or more;

              (vi) the Company or any of its Restricted Subsidiaries fails to pay final judgments aggregating in excess of $5,000,000 (exclusive of amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

              (vii) except as permitted by this Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its Obligations under its Subsidiary Guarantee;

              (viii) the Company or any of its Restricted Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy
         Law:

                   (A) commences a voluntary case,

                   (B) consents to the entry of an order for relief against it in an involuntary case,

                   (C) consents to the appointment of a custodian of it or for all or substantially all of its property,

                   (D) makes a general assignment for the benefit of its
              creditors or

                   (E) generally is not paying its debts as they become due; or



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


              (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                   (A) is for relief against the Company or any of its
              Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                   (B) appoints a custodian of the Company or any of its
              Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                   (C) orders the liquidation of the Company or any of its
              Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

              and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02 Acceleration.

              In the case of an Event of Default specified in clause (viii) or
(ix) of Section 6.01 hereof, with respect to the Company or any Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

              However, a Default under clause (iv) or (v) above will not constitute an Event of Default until the Trustee or the Holders of 25% in aggregate principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice.

              In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to
Section 3.07 hereof, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to April 1, 2009 by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to that date, then the premium specified in this Indenture with respect to the first year that the Notes may be redeemed at the Company's option will also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Section 6.03 Other Remedies.

              If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, interest, premium and Liquidated



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Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

              The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

              Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, interest, premium or Liquidated Damages, if any, on the Notes; provided that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, if the rescission would not conflict with any judgment or decree or if all existing Events of Default have been cured or waived. Upon any such waiver, such Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured for every purpose of this Indenture; but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

              In the event an Event of Default described under (vi)(a) of
Section 6.01 hereof has occurred and is continuing, such Event of Default shall be automatically annulled if the Payment Default triggering such Event of Default under (vi) of Section 6.01 (a) hereof will be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 60 days of its occurrence and all other Events of Default, if any, under this Indenture have been cured and waived.

Section 6.05 Control by Majority.

              Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

              A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;



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


         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders to Receive Payment.

              Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, interest, premium and Liquidated Damages, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

              If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, interest, premium and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

              The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and will be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under

Section 7.07 hereof out of the estate in any such proceeding, is denied for any reason, payment of the same will be secured by a Lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

              If the Trustee collects any money pursuant to this Article 6, it will pay out the money in the following order:

              First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

              Second: to Holders for amounts due and unpaid on the Notes for principal, interest, premium and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, interest, premium and Liquidated Damages, if any, respectively; and

              Third: to the Company or to such party as a court of competent jurisdiction directs.

              The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

              In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                    TRUSTEE

Section 7.01 Duties of Trustee.

              (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of



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


care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's affairs.

              (b) Except during the continuance of an Event of Default:

              (i) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

              (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

              (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

              (i) this paragraph does not limit the effect of Section 7.01(b) hereof;

              (ii) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

              (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01(a), (b) and (c) hereof.

              (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

              (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

              (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document.

              (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

              (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

              (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

              (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

              (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders will have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

              (g) The Trustee will not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee and such notice references the Notes and this Indenture.

              (h) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken.

              (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and will be enforceable by, the Trustee in connection with the performance of its duties under this Indenture, and to each agent, custodian and other Person employed to act hereunder.

Section 7.03 Individual Rights of Trustee.

              The Trustee or any Affiliate of the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.



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

Section 7.04 Trustee's Disclaimers.

              The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it will not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

              If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, interest, premium or Liquidated Damages, if any, on any Note, the Trustee may withhold from Holders the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06 Reports by Trustee to Holders.

              (a) Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee will mail to the Holders a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA ss. 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA ss. 313(c).

              (b) A copy of each report at the time of its mailing to the Holders will be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

              (a) The Company will pay to the Trustee from time to time such compensation as the Company and the Trustee from time to time have agreed in writing for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

              (b) The Company will indemnify the Trustee or any predecessor Trustee against any and all losses, liabilities or expenses, including taxes (except for taxes based upon the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of its Guarantors of its obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. The Company or any of the Guarantors need not pay for any settlement made without their consent, which consent will not be unreasonably withheld.

              (c) The obligations of the Company and the Guarantors under this
Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

              (d) To secure the Company's payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, interest, premium and Liquidated Damages, if any, on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

              (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(ix) or (x) hereof occurs, the expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

              (f) The Trustee will comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

              (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

              (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

              (i) the Trustee fails to comply with Section 7.10 hereof;

              (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

              (iii) a custodian or public officer takes charge of the Trustee or its property; or

              (iv) the Trustee becomes incapable of acting.

              (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

              (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company's expense), the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

              (e) If the Trustee, after written request by any Holder of a Note who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

              (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

              If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

              There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

              This Indenture will always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).



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


Section 7. 11 Preferential Collection of Claims against Company.

              The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed will be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

              The Company may, at the option of its Board of Directors, or evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

              Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its Obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all its other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, will execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

              (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due;

              (ii) the Company's obligations with respect to such Notes under Sections 2.06, 2.07 and 4.02 hereof and its obligations under the Registration Rights Agreement;

              (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith and

              (iv) this Section 8.02.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under
Section 8.03 hereof.



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


Section 8.03 Covenant Defeasance.

              Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.18, and 4.19 and Article 5 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(iii) through 6.01(vii) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

              In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

              (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank or firm of independent public accountants, to pay the principal of, premium, interest and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

              (ii) in the case of an election under Section 8.02 hereof, the Company will deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law; in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (iii) in the case of an election under Section 8.03 hereof, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (iv) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

              (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

              (vi) the Company must deliver to the Trustee an Opinion of Counsel to the effect that, assuming, among other things, no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit, and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after the 91st day following the deposit, the cash or non-callable Government Securities deposited in trust will not be subject to avoidance and repayment under Sections 547 and 550 of the U.S. Bankruptcy Code;

              (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

              (viii) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to Legal Defeasance or Covenant Defeasance have been complied with.

              However, the Opinion of Counsel required by clause (ii) hereof will not be required if all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable on their maturity date within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Company's name, and at the Company's expense.

Section 8.05 Deposited Money and Government Securities to be held in Trust; Other Miscellaneous Provisions.

              Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in



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


respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, interest, premium and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

              The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

              Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any cash or noncallable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(i) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

              Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, interest, premium and Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal, interest, premium and Liquidated Damages, if any, has become due and payable will be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

              If the Trustee or Paying Agent is unable to apply any cash in United States dollars or non-callable Government Securities in accordance with
Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture, the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the

Company makes any payment of principal of, interest, premium and Liquidated Damages, if any, on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders.

              Notwithstanding Section 9.02 hereof, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

              (i) to cure any ambiguity, defect or inconsistency;

              (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

              (iii) to provide for the assumption of the Company's Obligations to the Holders in the case of a merger or consolidation or sale of all or substantially all of the Company's assets pursuant to Article 5 hereof;

              (iv) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder of a Note;

              (v) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

              (vi) to comply with the rules of any applicable securities depository;

              (vii) to comply with the covenant contained in Article 5 hereof;

              (viii) to add Subsidiary Guarantees with respect to the Notes or to secure the Notes;

              (ix) to add to the covenants of the Company or any Guarantor for the benefit of the Holders or surrender any right or power conferred upon the Company or any Guarantor; or

              (x) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements thereof.

              The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.



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


              After an amendment under this Indenture becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

              Upon (x) the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture and (y) receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders.

              Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10 and 4.15 hereof), the Subsidiary Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, interest, premium or Liquidated Damages, if any, on the Notes, except a Payment Default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

              Upon (x) the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, (y) the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid and (z) receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

              The Company may, but will not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, will be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent will have become effective by virtue of the requisite percentage having been obtained prior to the date which is 180 days after such record date; any such consent previously given will automatically and without further action by any Holder be canceled and of no further effect.

              It will not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it will be sufficient if such consent approves the substance thereof.

              After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

              (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

              (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10 and
         4.15 hereof;

              (iii) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

              (iv) waive a Default or Event of Default in the payment of principal of, interest, premium or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

              (v) make any Note payable in currency other than that stated in the Notes;

              (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

              (vii) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 and 4.15 hereof);

              (viii) release any Guarantor from any of its Obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of this Indenture; or

              (ix) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

Section 9.03 Compliance with Trust Indenture Act.

              Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

              Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

              The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee will authenticate new Notes that reflect the amendment, supplement or waiver.

              Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

              The Trustee will sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive, and (subject to Section 7.01 hereof) will be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                              SUBSIDIARY GUARANTEES

Section 10.01 Agreement to Guarantee.

              (a) Each of the Guarantors, jointly and severally, with all other Guarantors, unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, that:

              (i) the principal of, interest, premium and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, interest, premium and Liquidated Damages, if any, on the Notes, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full, all in accordance with the terms hereof or thereof; and

              (ii) in case of any extension of time for payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

              (b) Notwithstanding the foregoing, in the event that this Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantors under this Indenture will be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

              (c) Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Section 10.02 Execution and Delivery of Subsidiary Guarantees.

              (a) To evidence its Subsidiary Guarantee set forth in this Indenture, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit C to this Indenture will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee on or after the date hereof.

              (b) Notwithstanding the foregoing, each Guarantor hereby agrees that its Subsidiary Guarantee set forth herein will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

              (c) If an Officer whose signature is on this Indenture or on a Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

              (d) The delivery of any Note by the Trustee, after the authentication thereof under this Indenture, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Guarantor.

              (e) Each Guarantor hereby agrees that its obligations hereunder will be unconditional, regardless of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

              (f) Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee made pursuant to this Indenture will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

              (g) If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or such Guarantor, any amount paid by either to the Trustee or such Holder, the Subsidiary Guarantee made pursuant to this Indenture, to the extent theretofore discharged, will be reinstated in full force and effect.

              (h) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand:

              (i) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the Subsidiary Guarantee made pursuant to this Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations Guaranteed hereby; and

              (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) will forthwith become due and payable by such Guarantor for the purpose of the Subsidiary Guarantee made pursuant to this Indenture.

              (i) Each Guarantor will have the right to seek contribution from any other non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Subsidiary Guarantee made pursuant to this Indenture.

Section 10.03 Guarantors May Consolidate, etc. on Certain Terms.

              (a) Except as set forth in Articles 4 and 5 hereof, and notwithstanding Sections 10.03(b) and (c) hereof, nothing contained in this Indenture or in the Notes will prevent any consolidation or merger of any Guarantor with or into the Company or any other Guarantor or will prevent any transfer, sale or conveyance of the property of any Guarantor as an entirety or substantially as an entirety to the Company or any other Guarantor.

              (b) Except as set forth in Section 10.04 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

              (i) immediately after giving effect to that transaction, no Default or Event of Default exists; and

              (ii) either:

                   (A) subject to Section 10.04 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture, the Notes, its Subsidiary Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

                   (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

              (c) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee made pursuant to this Indenture and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor Person will succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as one of the Guarantors. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon the Notes issuable under this Indenture which theretofore have not been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

Section 10.04 Releases.

              (a) In connection with any sale or other disposition of all or substantially all of the assets of any Guarantor (including by way of merger or consolidation) or a sale of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, if the sale or other disposition complies with Section 4.10 and the other applicable provisions of this Indenture, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof and is not in violation of any other provisions under this Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee will remain liable for the full amount of principal of, interest, premium and Liquidated

Damages, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

              (b) If the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture, such Guarantor will be released and relieved of its obligations under its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such designation of such Guarantor as an Unrestricted Subsidiary was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.07 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee will remain liable for the full amount of principal of, interest, premium and Liquidated Damages, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

              (c) In connection with any Legal Defeasance or Covenant Defeasance of the Notes in accordance with, and subject to Article 8 hereof, each Guarantor shall be released and relieved of its obligations under this Indenture in accordance with, and subject to, Article 8 hereof..

              (d) In the event a Guarantor no longer Guarantees Obligations under any Credit Facilities of the Company, such Guarantor will be released and relieved of its Obligations under its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such Guarantor no longer Guarantees Obligations under any Credit Facilities of the Company, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee will remain liable for the full amount of principal of, interest, premium and Liquidated Damages, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

                                   ARTICLE 11.
                           SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

              This Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

         (i)  either:

              (A) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

              (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, accrued interest, premium and Liquidated Damages, if any, to the date of maturity or redemption;

       (ii) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the guaranteeing of any Lien securing such borrowing;

       (iii) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

       (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

              In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

              Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 11.01(i)(B) hereof, the provisions of Section 11.02 hereof and Section 8.06 hereof will survive. In addition, nothing in this Section 11.01 hereof will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money.

              Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof will be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, interest, premium and Liquidated Damages, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

              If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section
11.01 hereof; provided that if the Company has made any payment of principal of, interest, premium or Liquidated Damages, on any Notes because of the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 12.
                                  MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

              If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties will control.

Section 12.02 Notices.

              Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

              If to the Company or any Guarantor:

              MemberWorks Incorporated
              680 Washington Boulevard
              Stamford, Connecticut 06901
              Attention: Investor Relations

              With a copy to:

              Shearman & Sterling
              599 Lexington Avenue
              New York, New York 10022
              Attention: Stephen T. Giove (Fax: 646-848-7325)

              If to the Trustee:

              LaSalle Bank National Association
              135 South LaSalle Street, Suite 1960
              Chicago, Illinois 60603
              Attention: Corporate Trust Services Division

              The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

              All notices and communications (other than those sent to Holders) will be deemed to have been duly given, at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

              Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

              If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

              If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03 Communications By Holders with Other Holders.

              Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else will have the protection of TIA ss. 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

              Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:

                   (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which will include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                   (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which will include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel (who may rely upon the Officer's Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion.

              Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) will comply with the provisions of TIA ss. 314(e) and will include:

                   (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                   (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                   (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                   (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06 Rules by Trustee and Agents.

              The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and
              Stockholders.

              No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Section 12.08 Governing Law.

              THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.09 No Adverse Interpretation of Other Agreements.

              This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10 Successors.

              All agreements of the Company and the Guarantors in this Indenture, the Notes and the Subsidiary Guarantors will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 12.11 Severability.

              In case any provision in this Indenture or in the Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12 Counterpart Originals.

              The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.13 Table of Contents, Headings, etc.

              The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following pages]

                                   SIGNATURES



Dated as of April 13, 2004



                                    MEMBERWORKS INCORPORATED



                                    By /s/
                                      ---------------------------------
                                    Name:
                                    Title:

Guarantors:

BILLING SERVICES INTERNATIONAL, INC.
BEST BENEFITS, INC.
IMPAC MARKETING CORP.
MYHEALTHYSAVINGS.COM, INC.
COUNTRYWIDE DENTAL, INC.
MEMBERWORKS CANADA LLC
QUOTA PHONE, INC.
DISCOUNT DEVELOPMENT SERVICES, LLC
UNICARE, INC.
COVERDELL & COMPANY INC.
MEMBERWORKS CANADA HOLDCO, INC.
LAVA LIFE CORP.
INTERACTIVE MEDIA GROUP (USA) LTD.
INTERACTIVE MEDIA CONSOLIDATED, INC.
INTERACTIVE VOICE MEDIA BALTIMORE LLC
INTERACTIVE VOICE MEDIA COLORADO LLC
INTERACTIVE VOICE MEDIA GEORGIA LLC
INTERACTIVE VOICE MEDIA MICHIGAN LLC
INTERACTIVE VOICE MEDIA NEW JERSEY LLC
INTERACTIVE VOICE MEDIA NEW YORK LLC
INTERACTIVE VOICE MEDIA OHIO LLC
INTERACTIVE VOICE MEDIA PENNSYLVANIA LLC
LAVALIFE WASHINGTON DC LLC
INTERACTIVE (TX) VOICE MEDIA CORP.
INTERACTIVE LA VOICE MEDIA CORP.
INTERACTIVE MEDIA (IL) CORP.
INTERACTIVE MEDIA MO CORP.
INTERACTIVE SJ VOICE MEDIA CORP.
INTERACTIVE VOICE MEDIA (CA) CORP.
INTERACTIVE VOICE MEDIA (MN) CORP.
INTERACTIVE VOICE MEDIA (SACRAMENTO) CORP.
BARNES HOLDING CORP.


By /s/
   ---------------------------------
Name:

Title:

LASALLE BANK NATIONAL ASSOCIATION, as Trustee


By /s/
   ---------------------------------
Name:
Title:

                                    EXHIBIT A
                             [FORM OF FACE OF NOTE]

                              [Global Note Legend]

              THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(c) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF MEMBERWORKS INCORPORATED.

                           [Private Placement Legend]

              THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR
(6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND
(B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES.

                         [Definitive Securities Legend]

              IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                                                                CUSIP NO._______
                                                                    ISIN________

No.__________________                                         $_________________

                          9 1/4% Senior Notes Due 2014

              MemberWorks Incorporated, a Delaware corporation, promises to pay to [ ], or registered assigns, the principal sum of ______________ ($_______) on April 1, 2014.

              Interest Payment Dates:           April 1
                                                and October 1.

              Record Dates:                     March 15
                                                and September 15.


              Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect if set forth at this place.

              Additional provisions of this Note are set forth on the other side of this Security.

Dated:

                                          MEMBERWORKS INCORPORATED



                                          By:___________________________________
                                          Name:
                                          Title:





TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

LASALLE BANK NATIONAL ASSOCIATION

  as Trustee, certifies that this
     is one of the Notes referred to in
     the Indenture.

By:______________________________________
            Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]

                           9 1/4% Senior Note due 2014

              Capitalized terms used herein will have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1.   INTEREST

              MemberWorks Incorporated, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9 1/4% per annum from April 13, 2004 until maturity and will pay the Liquidated Damages payable pursuant to Section 4 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semiannually on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 13, 2004; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest will accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date will be October 1, 2004. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1.0% per annum in excess of the then applicable interest rate on this Note to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2.   METHOD OF PAYMENT

              The Company will pay principal of, interest and premium (except defaulted interest) and Liquidated Damages, if any, on the Notes to the Persons who are registered Holders at the close of business on the record date immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, interest, premium and Liquidated Damages, if any, at the office or agency of the paying agency or registrar maintained for such purpose within The City and State of New York or Chicago, Illinois, or, at the option of the Company, payments of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which have provided wire transfer instructions to the Company or the Paying Agent if such Holders are registered Holders of at least $1,000,000 in principal amount of the Notes. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3.   PAYING AGENT AND REGISTRAR

              Initially, LaSalle Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may appoint one or more co-registrars and one or more additional paying agents. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Restricted Subsidiaries may act in any such capacity.

         4.   INDENTURE

              The Company issued the Notes under an Indenture dated as of April 13, 2004 ("Indenture") among the Company, the Guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling.

         5.   OPTIONAL REDEMPTION.

              (a) Except as set forth in clause (b) and (c) of this paragraph 5, the Notes will not be redeemable at the Company's option prior to April 1, 2009. After April 1, 2009, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, on the Notes redeemed, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

              Year                                      Percentage

              2009...................................    104.625%
              2010...................................    103.083%
              2011...................................    101.542%
              2012 and thereafter....................    100.000%

              (b) Notwithstanding the foregoing, at any time prior to April 1, 2007, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price of 109.250% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Company or from the cash contribution of equity capital (other than Disqualified Stock) to the Company; provided that at least 65% of the aggregate principal amount of Notes (including Additional Notes, if any) issued under the Indenture remains outstanding immediately after the occurrence of each such redemption (excluding Notes held by the Company and its Subsidiaries); and provided, further, that any such redemption occurs within 90 days of the date of the closing of such Equity Offering. Notice of any redemption upon an Equity Offering may be given prior to completion of the related Equity Offering and any such notice or redemption may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, the completion of the related Equity Offering.

              (c) At any time prior to April 1, 2009, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption.

              (d) A notice of redemption may, at the Company's discretion, be subject to one or more conditions precedent.

         6.   MANDATORY REDEMPTION.

              The Company is not required to make mandatory redemption payments with respect to the Notes.

         7.   REPURCHASE AT OPTION OF HOLDER.

              (a) If there is a Change of Control, the Company shall be required to make a Change of Control Offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at an offer price equal to 101% of aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

              (b) When the aggregate amount of Excess Proceeds resulting from an Asset Sale exceeds $5,000,000, the Company shall commence an Asset Sale Offer to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets pursuant to the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

         8.   NOTICE OF REDEMPTION

              Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to the terms thereof.

         9.   DENOMINATIONS, TRANSFER, EXCHANGE

              The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10.  PERSONS DEEMED OWNERS

              The registered holder of a Note may be treated as its owner for all purposes.

         11.  AMENDMENT, SUPPLEMENT AND WAIVER

              Subject to certain exceptions, the Indenture, the Subsidiary Guarantees and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, interest, premium or Liquidated Damages, if any, on the Notes, except a Payment Default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's Obligations to Holders in case of a merger or consolidation or sale of all or substantially all of the Company's assets pursuant to the Indenture, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any Holder of a Note, to comply with the rules of any applicable securities depository, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA, to comply with the covenant contained in Article 5 of the Indenture, to add Subsidiary Guarantees with respect to the Notes or to secure the Notes, to add to the covenants of the Company or any Guarantor for the benefit of the Holders or surrender any right or power conferred upon the Company or any Guarantor, or to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the procedures set forth in the Indenture.

         12.  DEFAULTS AND REMEDIES

              An "Event of Default" occurs if: (i) the Company defaults in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes and such default continues for a period of 30 days; (ii) the Company defaults in the payment when due of the principal of or premium, if any, on the Notes; (iii) the Company or any of its Restricted Subsidiaries fails to comply with any of the provisions of Sections 4.10, 4.15 or 5.01 of the Indenture; (v) the Company or any of its Restricted Subsidiaries fails to comply with any other agreement in the Indenture or the Notes for a period of 60 days after receipt of notice to comply; (vi) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which being so accelerated, in either case, aggregates $5,000,000 or more; (vii) the Company or any of its Restricted Subsidiaries fails to pay final judgments aggregating in excess of $5,000,000 (exclusive of amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its Obligations under its Subsidiary Guarantee; or (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary.

              In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Significant Subsidiary, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, interest, premium or Liquidated Damages, if any on any Note) if a committee of its Responsible Officers in good faith determines that withholding notice is in their interest, except with respect to a Default or Event of Default relating to the payment of principal of, or interest or premium of Liquidated Damages, if any, on, the Notes. Certain Events of Defaults relating to Payment Defaults described in clause (vi) of the proceeding paragraph may be annulled if remedied, cured or waived as set forth in the Indenture.

              In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to
Section 3.07 of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to April 1, 2009 by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to that date, then the premium specified in the Indenture with respect to the first year that the Notes may be redeemed at the Company's option shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

              Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of principal of, interest, premium or Liquidated Damages, if any, on, the Notes; provided that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, if the rescission would not conflict with any judgment or decree or if all existing Events of Default have been cured or waived. Upon such waive, such Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured for every purpose of this Indenture; but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

         13.  TRUSTEE DEALINGS WITH COMPANY

              The Trustee or any Affiliate of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes, and may otherwise deal with the Company or any Affiliates, as if it were not the Trustee.

         14.  No RECOURSE AGAINST OTHERS

              No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15.  AUTHENTICATION

              This Note will not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent.

         16.  ABBREVIATIONS

              Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gifts to Minors Act).

         17.  ADDITI0NAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES

              In addition to the rights provided to Holders under the Indenture, Holders of Transferred Restricted Securities will have all the rights set forth in the Registration Rights Agreement.

         18.  CUSIP NUMBERS

              Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         19.  GOVERNING LAW

              This Note will be governed by, and construed in accordance with, the laws of the State of New York.

              The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                        MemberWorks Incorporated
                        680 Washington Boulevard
                        Stamford, Connecticut 06901
                        Attention: Investor Relations

                                 ASSIGNMENT FORM


              To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:______________________


                                  Your Signature:_______________________________
                                     (Sign exactly as your name appears on the
                                                face of this Note)


              Reference is hereby made to the Indenture, dated as of April 13, 2004 (the "Indenture"), among MemberWorks Incorporated, as issuer (the "Company"), the Guarantors party thereto and LaSalle Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

              In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act"), after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

                   CHECK ONE BOX BELOW

         (1)  [ ] to the Company; or

         (2) [ ] pursuant to an effective registration statement under the Securities Act; or

         (3) [ ] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

         (4) [ ] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

         (5) [ ] pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

         If such transfer is being made pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act, the undersigned further certifies that:

              (i) the transfer is not being made to a person in the United
States;

              (ii) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
(b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

              (iii) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

              (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

              (v) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person for the account or benefit of a U.S. Person (other than an Initial Purchaser);

              (vi) we have advised the transferee of the transfer restrictions applicable to the Notes; and

              (vii) if the circumstances set forth in Rule 904(b) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Notes may be offered and sold during the distribution compliance period specified in Rule 903 of Regulation S, pursuant to registration of the Notes under the Securities Act or pursuant to an available exemption from the registration requirements under the Securities Act.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee will be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under the Securities Act.



                                                --------------------------------
                                                           Signature

Signature Guarantee:


-----------------------------------             --------------------------------
   Signature must be guaranteed                            Signature

              Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

--------------------------------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:______________                            ________________________________
                                                NOTICE: To be executed by
                                                        an executive officer

                       Option of Holder to Elect Purchase

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

         [ ] Section 4.10               [ ] Section 4.15

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $_________________


Date:_______________          Your Signature:___________________________________
                                (Sign exactly as your name appears on the Note)


                              Tax Identification No.:___________________________

Signature Guarantee.


______________________________
Signature must be guaranteed

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              Schedule of Exchanges of Interests in the Global Note

         This Note was initially made in the amount of US$150,000,000.

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                      Principal Amount of
                                                                        this Global Note          Signature of
                       Amount of Decrease       Amount of Increase       following such       Authorized Officer
                       in Principal Amount      in Principal Amount         Decrease           of Trustee or Note
Date of Exchange       of this Global Note      of this Global Note      (or Increase)              Custodian
----------------       -------------------      -------------------   -------------------     -------------------



                                    EXHIBIT B

                 FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED
                             BY SUBSIDIARY GUARANTOR

              SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, among_________________________________ (the "Subsidiary
Guarantors"), each a direct or indirect subsidiary of MemberWorks Incorporated (or its permitted successor), a Delaware corporation (the "Company"), the Company and LaSalle Bank National Association, as trustee under the indenture referred to below (the "Trustee").

                                   WITNESSETH

              WHEREAS, the Company and certain of its Subsidiaries have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of April 13, 2004 providing for the issuance of an unlimited amount of 9 1/4% Senior Notes due 2014 (the "Notes");

              WHEREAS, the Indenture provides that under certain circumstances the Subsidiary Guarantors will execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantors will unconditionally guarantee all of the Company's Obligations (as defined in the Indenture) under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

              WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

              NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition will have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. Each Subsidiary Guarantor hereby agrees as follows:

              (a) Such Subsidiary Guarantor, jointly and severally with all other current and future guarantors of the Notes (collectively, the "Guarantors" and each, a "Guarantor"), unconditionally guarantees to each Holder authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Notes or the Obligations of the Company under the Indenture or the Notes, that:

                   (i) the principal of, interest, premium and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, interest, premium and Liquidated Damages, if any, on the Notes, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee thereunder or under the Indenture will be promptly paid in full, all in accordance with the terms thereof; and

                   (ii) in case of any extension of time for payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

              (b) Notwithstanding the foregoing, in the event that this Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of such Subsidiary Guarantor under this Supplemental Indenture and its Subsidiary Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

         3.   EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.

              (a) To evidence its Subsidiary Guarantee set forth in this Supplemental Indenture, such Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit C to the Indenture will be endorsed by an officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee after the date hereof.

              (b) Notwithstanding the foregoing, such Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth herein will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

              (c) If an Officer whose signature is on this Supplemental Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

              (d) The delivery of any Note by the Trustee, after the authentication thereof under the Indenture, will constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of each Subsidiary Guarantor.

              (e) Each Subsidiary Guarantor hereby agrees that its Obligations hereunder will be unconditional, regardless of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

              (f) Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee made pursuant to this Supplemental Indenture will not be discharged except by complete performance of the Obligations contained in the Notes and the Indenture.

              (g) If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Subsidiary Guarantor, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or such Subsidiary Guarantor, any amount paid by either to the Trustee or such Holder, the Subsidiary Guarantee made pursuant to this Supplemental Indenture, to the extent theretofore discharged, will be reinstated in full force and effect.

              (h) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand:

                   (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the Subsidiary Guarantee made pursuant to this Supplemental Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby; and

                   (ii) in the event of any declaration of acceleration of such
                        Obligations as provided in Article 6 of the Indenture, such Obligations (whether or not due and payable) will forthwith become due and payable by such Subsidiary Guarantor for the purpose of the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

              (i) Each Subsidiary Guarantor will have the right to seek contribution from any other non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

         4.   SUBSIDIARY GUARANTOR MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

              (a) Except as set forth in Articles 4 and 5 of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the Notes will prevent any consolidation or merger of any Subsidiary Guarantor with or into the Company or any other Guarantor or will prevent any transfer, sale or conveyance of the property of any Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or any other Guarantor.

              (b) Except as set forth in Section 10.04 of the Indenture, no Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless: (i) immediately after giving effect to such transaction, no Default or Event of Default exists and (ii) either (A) subject to Section 10.04 of the Indenture, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Indenture and the Subsidiary Guarantee on the terms set forth in the Indenture or such Subsidiary Guarantee, as the case may be, and (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation, Section 4.10 thereof.

              (c) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee made pursuant to this Supplemental Indenture and the due and punctual performance of all of the covenants and conditions of the Indenture and this Supplemental Indenture to be performed by such Subsidiary Guarantor, such successor Person will succeed to and be substituted for such Subsidiary Guarantor with the same effect as if it had been named herein as the Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon the Notes issuable under the Indenture which theretofore have not been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under the Indenture and this Supplemental Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture and this Supplemental Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

         5.   RELEASES.

              (a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, if the sale or other disposition complies with
                   Section 4.10 and the other applicable provisions of this Indenture, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any Obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof and is not in violation of any other provisions under this Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee. Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee will remain liable for the full amount of principal of, interest, premium and Liquidated Damages, if any, on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 thereof.

              (b) Upon the designation of a Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor will be released and relieved of its Obligations under its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such designation of such Guarantor as an Unrestricted Subsidiary was made by the Company in accordance with the provisions of this Indenture, including without limitation
                   Section 4.07 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee will remain liable for the full amount of principal of, interest, premium and Liquidated Damages, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this
                   Article 10.

              (c) Each Subsidiary Guarantor will be released and relieved of its obligations under this Supplemental Indenture in accordance with, and subject to, Article 8 of the Indenture.

              (d) In the event a Guarantor no longer Guarantees Obligation under any Credit Facility of the Company, such Guarantor will be released and relieved of its Obligations under its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such Guarantor no longer Guarantees Obligations under any Credit Facilities of the Company, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee

         6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Subsidiary Guarantor, as such, will have any liability for any Obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

         7. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

         9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and will not affect the construction hereof.

         10. THE TRUSTEE. The Trustee will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsidiary Guarantors and the Company.

              IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:___________________, _____





                                       MEMBERWORKS INCORPORATED



                                       By:______________________________________
                                       Name:
                                       Title:





Subsidiary Guarantors:

[EXISTING GUARANTORS]
[ADDITIONAL GUARANTORS]



By:_______________________
Name:
Title:



LASALLE BANK NATIONAL ASSOCIATION, as Trustee



By:_______________________
Name:
Title:

                                    EXHIBIT C

        FORM OF NOTATION ON SENIOR NOTE RELATING TO SUBSIDIARY GUARANTEE

              Pursuant to the Indenture (the "Indenture") dated as of April 13, 2004 among MemberWorks Incorporated, the Guarantors party thereto (each a "Guarantor" and collectively the "Guarantors") and LaSalle Bank National Association, as trustee (the "Trustee"), each Guarantor (i) has jointly and severally unconditionally guaranteed (a) the due and punctual payment of the principal of, interest, premium and Liquidated Damages, if any, on the Notes, whether at maturity or on an interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of, interest, premium and Liquidated Damages, if any, on the Notes, (c) the due and punctual payment of all other Obligations of the Company to the Holders or the Trustee under the Indenture or the Notes and (d) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under the Subsidiary Guarantee (as defined in the Supplemental Indenture).

              Notwithstanding the foregoing, in the event that the Subsidiary Guarantee of any Guarantor would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of such Guarantor under its Subsidiary Guarantee will be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

              Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agreed that this is a guarantee of payment and not a guarantee of collection.

              The Subsidiary Guarantee will be binding upon each Guarantor and its successors and assigns and will inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party will automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

              The Subsidiary Guarantee will not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which the Subsidiary Guarantee is noted has been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers. Capitalized terms used herein have the meaning assigned to them in the Indenture.

*By:___________________________
 Name:
 Title:



























__________________________

* Please add signature lines for guarantors as required.



                                      C-2